EXHIBIT 32.2

Mike The Pike Productions, Inc.

Certification Pursuant to 18 U.S.C. § 1350

Section 906 Certifications

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, Jim DiPrima, the Chief Financial Officer of Mike The Pike Productions, Inc., (the “Company”), hereby certify that:

1. The Company’s Annual Report on Form 10-Q for the three months ended March 31, 2023, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on June 27, 2023.

Mike The Pike Productions, Inc.

By:	/s/ Jim DiPrima
Jim DiPrima,
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Mike The Pike Productions, Inc. and will be retained by Mike The Pike Productions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.